UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Cloud Peak Energy Inc.
(Name of Registrant as Specified In Its Charter)

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CLOUD PEAK ENERGY INC.

505 South Gillette Avenue

Gillette, Wyoming 82716

SUPPLEMENT TO

PROXY STATEMENT DATED MARCH 30, 2015

This Proxy Statement Supplement (this “Supplement”) dated April 29, 2015, supplements and amends the Proxy Statement dated March 30, 2015 (the “Proxy Statement”) of Cloud Peak Energy Inc. (“Cloud Peak Energy” or the “company”) furnished to you in connection with the solicitation of proxies by the Board of Directors of Cloud Peak Energy (the “Board”) for use at Cloud Peak Energy’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 13, 2015, at 9:00 a.m. Mountain Time at the Gillette College Technical Center, 3251 South 4-J Road, Gillette, Wyoming 82718.  This Supplement is first being made available to stockholders on or about April 29, 2015.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THIS SUPPLEMENT CAREFULLY IN DECIDING HOW TO VOTE. At the Annual Meeting, you are being asked to (1) elect two directors, (2) ratify the appointment of the company’s independent registered public accounting firm for 2015, (3) approve, on an advisory basis, the compensation of the company’s named executive officers pursuant to its annual “say on pay” vote, and (4) approve a recommended amendment to the company’s Bylaws regarding proxy access.  The Board unanimously recommends that all stockholders VOTE FOR PROPOSALS I, II, III and IV.

If properly presented at the meeting by the stockholder proponent, the company’s stockholders will also consider and vote on a stockholder proposal regarding proxy access.  The Board has carefully considered the proponent’s proposal and determined it is not in the best interests of Cloud Peak Energy and its stockholders, and the Board unanimously recommends that all stockholders VOTE AGAINST PROPOSAL V.

Only the holders of the company’s common stock on March 20, 2015 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.  For information on how to vote, please see “General Information—Voting” beginning on page 2 of the Proxy Statement.

Modification of Director Third Party Compensation Bylaw Provision

to Provide for Disclosure In Lieu of Disqualification

On April 29, 2015, the Board approved and adopted an amendment to the company’s Amended and Restated Bylaws. The amendment modifies a director qualification provision relating to the receipt by directors or director candidates of third party compensation in connection with their service or candidacy as a director, to provide that such persons would not be disqualified so long as they fully disclose their third party compensation arrangements to the company’s stockholders and agree to assume responsibility for any legal or regulatory violations arising out of their third party compensation disclosures.

The Board believes all directors should be motivated to act in the interest of increasing long-term stockholder value and that special compensation arrangements can bias the recipients towards a specific short-term objective regardless of whether that objective is in the best interests of all stockholders.  The Board believes that special compensation arrangements for specific directors pose a number of risks, including:

•            creating a subset of directors with different incentives from those of the other directors and that represent only the interests of third parties or certain stockholders who are providing the special compensation arrangements, thereby creating divisiveness among the directors;

•            introducing unnecessary and problematic complexity and conflicts in corporate decision-making at the board level and calling into question directors’ ability to satisfy their fiduciary duties;

•            creating a subset of directors who have a significant monetary incentive to sell the company or manage it to attain the highest possible stock price in the short-run, even if detrimental to long-term prospects for growth and value creation;

•            providing an economic incentive to take a company in a certain direction within a time frame that may not be in the best interests of the company or its stockholders;

•            undermining a board’s ability to determine corporate goals and the time frame for achieving those goals; and

•            removing from a board of directors its authority to determine director compensation.

The Board determined that requiring full disclosure of third party compensation arrangements of directors and director nominees in lieu of disqualification will allow the company’s stockholders to evaluate any such third party compensation arrangements and cast their votes accordingly with regard to any such director nominees.

The full text of Amendment No. 1 to the Amended and Restated Bylaws has been filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the company on April 29, 2015.

Resulting Modification to Proposal IV

(Proxy Access Bylaw Amendment Recommended by Cloud Peak Energy)

As a result of the bylaw amendment discussed above, the company’s proposed proxy access bylaw amendment has been revised to conform to the amendment.

Specifically, the third bullet under the paragraph entitled “Disqualification of stockholder nominees” on page 51 of the Proxy Statement is revised to read as follows (underlined language is new):

•                  if the nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than Cloud Peak Energy, or is receiving or will receive any such compensation or other payment from any person or entity other than Cloud Peak Energy, in each case in connection with his or her candidacy or service as our director, unless (a) the amount(s) of compensation, source(s) of compensation, payment criteria, form and timing of compensation, and all other material terms and conditions with respect to such compensatory, payment or other financial agreements, arrangements or understandings are accurately disclosed by such person to the company’s stockholders in timely filed and distributed proxy solicitation disclosures in connection with the applicable stockholders meeting that includes a vote on the election of such person (“Third Party Compensation Disclosures”) and (b) such person assumes all liability from, and indemnifies the company against, any legal or regulatory violation arising out of such person’s Third Party Compensation Disclosures (other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy or service as a director);

In addition, Section 15(f)(iii) on page A-4 of the Proxy Statement is revised to read as follows (underlined language is new):

(iii)          is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company or a wholly owned subsidiary of the Company, and has not and will not receive any such compensation or other payment from any person or entity other than the Company or a wholly owned subsidiary of the Company, in each case in connection with candidacy or service as a director of the Company unless (a) the amount(s) of compensation, source(s) of compensation, payment criteria, form and timing of compensation, and all other material terms and conditions with respect to such compensatory, payment or other financial agreements, arrangements or understandings are accurately disclosed by such person to the Company’s stockholders in timely filed and distributed proxy solicitation disclosures in connection with the applicable stockholders meeting that includes a vote on the election of such person (“Third Party Compensation Disclosures”) and (b) such person assumes all liability from, and indemnifies the Company against, any legal or regulatory violation arising out of such person’s Third Party Compensation Disclosures (other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy or service as a director);

Finally, Section 15(h)(3) on page A-5 of the Proxy Statement is revised to read as follows (underlined language is new):

(iii)                               if the Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company or a wholly owned subsidiary of the Company, or has received any such compensation or other payment from any person or entity other than the Company or a wholly owned subsidiary of the Company, in each case in connection with candidacy or service as a director of the Company unless (a) the amount(s) of compensation, source(s) of compensation, payment criteria, form and timing of compensation, and all other material terms and conditions with respect to such compensatory, payment or other financial agreements, arrangements or understandings are accurately disclosed by such person to the Company’s stockholders in timely filed and distributed proxy solicitation disclosures in connection with the applicable stockholders meeting that includes a vote on the election of such person (“Third Party Compensation Disclosures”) and (b) such person assumes all liability from, and indemnifies the Company against, any legal or regulatory violation arising out of such person’s Third Party Compensation Disclosures (other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy or service as a director);

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply.  To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, you should rely on the information in this Supplement.